UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 19, 2018

Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596

(Address of principal executive offices)

(919) 526-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2018, Xerium Technologies, Inc. (the “Company”) entered into the Fourth Amendment to Revolving Credit and Guaranty Agreement (the “Amendment”), which amends the Revolving Credit and Guaranty Agreement dated as of November 3, 2015 (as previously amended, the “Credit Agreement”), by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent.

The Amendment revises the Credit Agreement to, among other things, reduce the Applicable Margin used to determine the interest rate for Domestic Rate Loans, Canadian Prime Rate Loans and US Base Rate Loans under the Domestic Facility. No changes were made to the Applicable Margin used for LIBOR Rate Loans or CDOR Rate Loans under the Domestic Facility, and no changes were made to the Applicable Margin used for LIBOR Rate Loans or Overnight LIBOR Rate Loans under the European Facility.

The foregoing description of the Amendment is not intended to be complete, and is qualified in its entirety by the complete text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Fourth Amendment to Revolving Credit and Guaranty Agreement, dated June 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Phillip B. Kennedy
Name:	Phillip B. Kennedy
Title:	Executive Vice President, General Counsel & Secretary

Date: June 22, 2018